News Release
Contact: Ken Dennard / Natalie Hairston Dennard Lascar Investor Relations (713) 529-6600 TCBX@dennardlascar.com

THIRD COAST BANCSHARES, INC. REPORTS STRONG 2021

FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

Completed successful IPO on November 12, 2021

Robust Fourth Quarter Loan Growth Exceeds Plan

HUMBLE, TX – January 27, 2022 – Third Coast Bancshares, Inc. (NASDAQ: TCBX) (the “Company” or “Third Coast”), the bank holding company for Third Coast Bank, SSB, today reported its 2021 fourth quarter and full year financial results.

Fourth Quarter 2021 Financial and Operational Highlights

•
Completed successful initial public offering on November 12, 2021.
•
Loans held for investment increased $456.3 million, 28.3% from quarter to quarter, or 113.2% annualized, for the three months ended December 31, 2021.
•
Net interest margin for the fourth quarter of 2021 was 4.78%. The net interest margin was increased by 48 basis points from the accretion of Paycheck Protection Program (PPP) loan fees during the fourth quarter of 2021.
•
Book value per share and tangible book value per share(1) increased to $22.39 and $20.94, respectively, at December 31, 2021.
•
Noninterest-bearing demand deposits increased $167.0 million, or 45.8%, from September 30, 2021.
•
Due to the robust loan growth in the fourth quarter described above, a provision for loan loss of $6.1 million was recorded for the quarter resulting in an 110 basis point reduction in the return on average assets for the fourth quarter. Return on average assets was 0.06% for the fourth quarter on an annualized basis.

“I would like to congratulate our Third Coast team on another outstanding quarter of impressive financial and operational results,” stated Bart Caraway, Third Coast’s President and Chief Executive Officer. “Our fourth quarter results represent significantly improved organic growth primarily due to the exceptional performance of our legacy producers, the hiring of approximately 50 financial professionals and the addition of new product lines during the second half of 2021. Due in part to our commitment to serving our communities through the Paycheck Protection Program during the COVID-19 pandemic, coupled with our recruiting efforts during the year 2021, we have continued to attract additional high quality producing talent in 2022, which we believe will translate into continued outsized organic growth.

“We believe we are well positioned to continue to gain market share through our robust organic loan growth as we develop relationships with prospects, deepen relationships with existing customers, and advance our internal platform and processes in anticipation of the future. We are excited about the operating leverage and consequential earnings power we expect to generate through the added scale that continues to be our focus in 2022,” added Mr. Caraway.

Loan Portfolio and Composition

During the fourth quarter of 2021, gross loans increased to $2.07 billion as of December 31, 2021, an increase of 28.3% from $1.61 billion as of September 30, 2021, and an increase of 32.9% from $1.56 billion as of December 31, 2020. PPP loans declined to $81.6 million at December 31, 2021 from $171.3 million at September 30, 2021. Excluding the effect of PPP loan forgiveness, the loan portfolio as of December 31, 2021 increased by $546.0 million, or 37.9% from quarter to quarter, or 151.5% annualized, from September 30, 2021. Strong loan demand has allowed the current loan pipeline to remain at historically elevated levels.

Asset Quality

Asset quality improved during the fourth quarter of 2021 with non-performing loans declining $1.4 million, or 8.0%, from the third quarter of 2021. Economic activity continues to improve despite lingering inflationary pressures, including supply chain and labor shortages resulting from the COVID-19 pandemic. The provision for loan losses recorded for the fourth quarter of 2021 was $6.1 million, which served to increase the allowance to $19.3 million, or 0.9% of the $2.07 billion in gross loans outstanding as of December 31, 2021. Provision expense for the fourth quarter of 2021 related primarily to the provisioning for new loans.

As of December 31, 2021, the nonperforming loans to loans held for investment ratio remains low at 0.75%, which decreased from 1.05% at September 30, 2021, and decreased from 0.80% as of December 31, 2020. Net charge-offs were 16 basis points for the year ended December 31, 2021 compared to 26 basis points for the year ended December 31, 2020.

Deposits and Composition

Deposits totaled $2.14 billion as of December 31, 2021, an increase of 17.9% from $1.82 billion as of September 30, 2021, and an increase of 31.1% from $1.63 billion as of December 31, 2020. Noninterest-bearing demand deposits increased $167.0 million, or 45.8%, from September 30, 2021, and increased $204.0 million, or 62.3%, from December 31, 2020. Noninterest-bearing demand deposits represented 24.8% of total deposits as of December 31, 2021, up from 20.1% of total deposits as of September 30, 2021, and 20.0% of total deposits as of December 31, 2020. Interest-bearing demand deposits as of December 31, 2021 increased $176.9 million, or 15.8%, from September 30, 2021 and savings accounts as of December 31, 2021 increased $3.4 million, or 11.2%, from September 30, 2021, due to our success in retaining and growing client relationships. These increases were partially offset by a decrease in time deposits of $22.0 million, or 7.35%. The average cost of deposits was 0.40% for the fourth quarter of 2021, representing a 4 basis point decrease from the third quarter of 2021 and a 24 basis point decrease from the fourth quarter of 2020. The decrease in average cost of deposits was due primarily to the continued repricing of certificates of deposit and rate reductions in money market accounts.

Net Interest Margin and Net Interest Income

The net interest margin for the fourth quarter of 2021 was 4.78%, an increase of 29 basis points from the third quarter of 2021 and an increase of 40 basis points from the fourth quarter of 2020. Approximately $2.06 million of net deferred fees related to PPP loans remain unamortized at December 31, 2021. The yield on loans for the fourth quarter of 2021 was 5.86% compared to 6.11% at September 30, 2021.

Net interest income totaled $24.6 million for the fourth quarter of 2021, an increase of 11.9% from $22.0 million for the third quarter of 2021. Interest income totaled $26.7 million for the fourth quarter of 2021, an increase of

9.3% from $24.4 million for the third quarter of 2021. Interest and fees on loans increased $2.3 million, or 9.5%, compared to the third quarter of 2021, and increased by $4.1 million, or 18.3%, from the fourth quarter of 2020. Interest expense was $2.0 million for the fourth quarter of 2021, a decrease of 14.9% from $2.4 million for the third quarter of 2021 and a decrease of 35.9% from $3.2 million for the fourth quarter of 2020.

Noninterest Income and Noninterest Expense

Noninterest income totaled $2.1 million for the fourth quarter of 2021, compared to $964,000 for the third quarter of 2021. This increase was primarily driven by a $820,000 increase in other non-loan related fee income.

Noninterest expense totaled $20.1 million in the fourth quarter of 2021, an increase of 13.9% from $17.6 million in the third quarter of 2021, which was primarily due to increases in salaries and benefits expense.

The efficiency ratio was 75.31% in the fourth quarter of 2021, compared to 76.81% in the third quarter of 2021, and 58.11% in the fourth quarter of 2020. The fourth quarter of 2021 efficiency ratio continues to be assisted by the accelerated accretion of deferred PPP loan origination fees immediately recognized at the time of forgiveness by the SBA.

Net Income and Earnings Per Share

Net income totaled $354,000 for the fourth quarter of 2021, compared to $2.4 million for the third quarter of 2021. Basic earnings per share and diluted earnings per share each decreased to $0.03 per share from $0.29 per share and $0.28 per share, respectively, in the third quarter of 2021. The decreases are primarily due to the $6.1 million provision for loan loss expense recorded in the fourth quarter of 2021 relating to our robust loan growth during the quarter.

_______________________________

(1)
Non-GAAP financial measure. Please refer to the table titled “GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

About Third Coast Bancshares, Inc.

Third Coast Bancshares, Inc. is a commercially focused, Texas-based bank holding company operating primarily in the Greater Houston, Dallas-Fort Worth, and Austin-San Antonio markets through its wholly owned subsidiary, Third Coast Bank, SSB. Founded in 2008 in Humble, Texas, Third Coast Bank, SSB conducts banking operations through 12 branches and one loan production office encompassing the four largest metropolitan areas in Texas. Please visit https://www.tcbssb.com for more information.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the impact of COVID-19 on our business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the United States economy; interest rate risk and fluctuations in interest rates; our ability to maintain our largest deposit relationships; our ability to grow or maintain our deposit base; our ability to implement our expansion strategy; changes in key management personnel; credit risk associated with our business; market conditions and economic trends generally and in the banking industry; and other market conditions and economic trends generally and in the banking industry. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our prospectus, dated November 8, 2021, filed pursuant to Rule 424, filed with the U.S. Securities and Exchange Commission (the “SEC”), and our other filings with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including “Tangible Book Value Per Share and Tangible Shareholders’ Equity to Tangible Assets Ratio, which are supplemental measures that are not required by, or are not presented in accordance with, GAAP. Please refer to the table titled “GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	2021				2020
(Dollars in thousands)	December 31	September 30	June 30	March 31	December 31
ASSETS
Cash and cash equivalents:
Cash and due from banks	$326,733	$359,888	$352,544	$238,107	$201,270
Federal funds sold	292	696	1,228	741	2,290
Total cash and cash equivalents	327,025	360,584	353,772	238,848	203,560

Interest bearing time deposits in other banks	131	131	131	131	129
Investment securities available-for-sale	26,432	26,431	25,991	24,680	25,595
Loans held for sale	-	-	-	-	2,345
Loans held for investment	2,068,724	1,612,394	1,551,722	1,692,806	1,556,092
Less: allowance for loan and lease loss	(19,295)	(15,571)	(13,394)	(13,471)	(11,979)
Loans, net	2,049,429	1,596,823	1,538,328	1,679,335	1,544,113
Accrued interest receivable	10,228	10,238	11,350	13,375	13,676
Premises and equipment, net	19,045	18,364	15,859	15,154	15,156
Other real estate owned	1,676	1,676	1,686	3,066	3,367
Bank-owned life insurance	26,528	26,382	26,237	26,088	25,961
Non-marketable securities, at cost	7,527	10,905	8,032	4,424	4,407
Deferred tax asset, net	4,088	4,456	3,836	3,903	4,039
Core Deposit Intangible, net	1,292	1,332	1,373	1,413	1,454
Goodwill	18,034	18,034	18,034	18,034	18,034
Other assets	7,977	6,815	8,671	5,365	5,457
Total assets	$2,499,412	$2,082,171	$2,013,300	$2,033,816	$1,867,293

LIABILITIES
Deposits:
Noninterest bearing	$531,401	$364,418	$374,942	$412,932	$327,361
Interest bearing	1,609,798	1,451,533	1,408,326	1,400,262	1,306,470
Total deposits	2,141,199	1,815,951	1,783,268	1,813,194	1,633,831

Accrued interest payable	437	477	866	896	1,215
Other liabilities	7,769	8,291	7,845	8,056	6,654
FHLB advances	50,000	50,250	50,000	50,000	70,000
Note Payable - Senior Debt	1,000	1,000	20,500	20,500	20,875
Note Payable - Subordinated Debt	-	-	13,000	13,000	13,000
Total liabilities	2,200,405	1,875,969	1,875,479	1,905,646	1,745,575

Commitments and contingencies - ESOP-owned shares	-	2,060	1,876	1,778	1,302

SHAREHOLDERS' EQUITY
Common stock	13,432	9,387	6,647	6,402	6,350
Additional paid-in capital	249,252	160,725	97,821	92,254	91,462
Retained earnings	36,029	35,675	33,290	29,701	24,605
Accumulated other comprehensive income	1,394	1,394	1,042	792	280
Treasury stock, at cost	(1,100)	(979)	(979)	(979)	(979)
	299,007	206,202	137,821	128,170	121,718
Less: ESOP-owned shares	-	(2,060)	(1,876)	(1,778)	(1,302)
Total shareholders' equity	299,007	204,142	135,945	126,392	120,416
Total liabilities and shareholders' equity	$2,499,412	$2,082,171	$2,013,300	$2,033,816	$1,867,293

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Year Ended
	2021				2020	2021	2020
(Dollars in thousands, except per share data)	December 31	September 30	June 30	March 31	December 31	December 31	December 31
INTEREST INCOME:
Loans, including fees	$26,226	$23,940	$23,522	$25,198	$22,162	$98,886	$80,791
Investment securities available-for-sale	265	265	261	252	229	1,043	297
Federal funds sold and other	169	194	148	175	463	686	1,153
Total interest income	26,660	24,399	23,931	25,625	22,854	100,615	82,241

INTEREST EXPENSE:
Deposit accounts	1,913	2,023	2,213	2,377	2,616	8,526	12,302
FHLB advances and notes payable	128	374	504	530	566	1,536	2,058
Total interest expense	2,041	2,397	2,717	2,907	3,182	10,062	14,360

Net interest income	24,619	22,002	21,214	22,718	19,672	90,553	67,881

Provision for loan losses	6,100	2,323	-	1,500	5,000	9,923	7,550

Net interest income after provision for loan losses	18,519	19,679	21,214	21,218	14,672	80,630	60,331

NONINTEREST INCOME:
Service charges and fees	566	559	770	472	507	2,367	1,709
Gain on sale of SBA loans	411	175	-	-	-	586	266
Other	1,078	230	339	278	72	1,925	707
Total noninterest income	2,055	964	1,109	750	579	4,878	2,682

NONINTEREST EXPENSE:
Salaries and employee benefits	14,029	12,138	12,512	9,963	7,125	48,642	29,262
Data processing and network expense	786	844	820	610	688	3,060	3,184
Occupancy and equipment expense	1,557	1,419	1,195	1,196	1,105	5,367	4,127
Legal and professional	1,450	1,164	1,564	1,115	914	5,293	3,962
Loan operations and other real estate owned expense	275	495	170	1,023	208	1,963	1,369
Advertising and marketing	657	422	406	404	420	1,889	1,326
Telephone and communications	115	119	168	193	158	595	605
Software purchases and maintenance	248	261	192	151	122	852	420
Regulatory assessments	506	252	294	49	489	1,101	1,303
Loss (gain) on sale of other real estate owned	-	-	(31)	375	-	344	-
Other	464	527	489	439	539	1,919	1,845
Total noninterest expense	20,087	17,641	17,779	15,518	11,768	71,025	47,403

NET INCOME BEFORE INCOME TAX EXPENSE	487	3,002	4,544	6,450	3,483	14,483	15,610

Income tax expense	133	617	955	1,354	948	3,059	3,495

NET INCOME	$354	$2,385	$3,589	$5,096	$2,535	$11,424	$12,115

EARNINGS PER COMMON SHARE:
Basic earnings per share	$0.03	$0.29	$0.57	$0.81	$0.41	$1.45	$1.94
Diluted earnings per share	$0.03	$0.28	$0.55	$0.80	$0.40	$1.40	$1.91

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Year Ended
	2021				2020	2021	2020
(Dollars in thousands, except per share data)	December 31	September 30	June 30	March 31	December 31	December 31	December 31
Net Income	$354	$2,385	$3,589	$5,096	$2,535	$11,424	$12,115

Earnings per share, basic	$0.03	$0.29	$0.57	$0.81	$0.41	$1.45	$1.94
Earnings per share, diluted	$0.03	$0.28	$0.55	$0.80	$0.40	$1.40	$1.91
Dividends per share	$-	$-	$-	$-	$-	$-	$-

Return on average assets (A)	0.06%	0.46%	0.71%	1.06%	0.54%	0.55%	0.73%
Return on average equity (A)	0.55%	5.41%	11.45%	16.81%	8.48%	6.70%	10.74%
Net interest margin (A) (C)	4.78%	4.49%	4.39%	4.97%	4.38%	4.65%	4.24%
Efficiency ratio (D)	75.31%	76.81%	79.64%	66.12%	58.11%	74.43%	67.18%

Capital Ratios
Third Coast Bancshares, Inc. (consolidated):
Equity to assets	11.96%	9.90%	6.85%	6.30%	6.52%	11.96%	6.52%
Tangible equity to tangible assets (B)	11.28%	9.06%	5.94%	5.40%	5.53%	11.28%	5.53%

Third Coast Bank, SSB:
Common equity tier 1 (to risk weighted assets)	12.63%	11.89%	11.24%	11.76%	11.51%	12.63%	11.51%
Tier 1 capital (to risk weighted assets)	12.63%	11.89%	11.24%	11.76%	11.51%	12.63%	11.51%
Total capital (to risk weighted assets)	13.54%	12.96%	12.32%	12.93%	12.54%	13.54%	12.54%
Tier 1 capital (to average assets)	13.01%	9.61%	9.17%	9.23%	9.70%	13.01%	9.70%

Other Data
Weighted average shares:
Basic	10,724,545	8,099,878	6,339,850	6,280,855	6,242,540	7,874,110	6,232,115
Diluted	11,156,037	8,448,112	6,535,163	6,364,672	6,334,839	8,138,824	6,329,760
Period end shares outstanding	13,353,572	9,313,929	6,573,684	6,328,802	6,276,759	13,353,572	6,276,759
Book value per share	$22.39	$22.14	$20.97	$20.25	$19.39	$22.39	$19.39
Tangible book value per share (B)	$20.94	$20.06	$18.01	$17.18	$16.29	$20.94	$16.29

__________

(A) Interim periods annualized.

(B) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 11 of this News Release.

(C) Net interest margin represents net interest income divided by average interest-earning assets.

(D) Represents total noninterest expense divided by the sum of net interest income plus noninterest income. Taxes and provision for loan losses are not part of this calculation.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	December 31, 2021			September 30, 2021			December 31, 2020
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate
Assets
Interest-earnings assets:
Investment securities	$42,677	$265	2.46%	$31,588	$265	3.33%	$45,136	$229	2.02%
Loans, gross	1,774,294	26,226	5.86%	1,553,517	23,940	6.11%	1,605,646	22,162	5.49%
Federal funds sold and other interest-earning assets	226,197	169	0.30%	360,723	194	0.21%	135,344	463	1.36%
Total interest-earning assets	2,043,168	26,660	5.18%	1,945,828	24,399	4.97%	1,786,126	22,854	5.09%
Less allowance for loan losses	(17,130)			(13,466)			(11,555)
Total interest-earning assets, net of allowance	2,026,038			1,932,362			1,774,571
Noninterest-earning assets	187,770			138,687			93,209
Total assets	$2,213,808			$2,071,049			$1,867,780

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,485,059	$1,913	0.51%	$1,423,418	$2,023	0.56%	$1,301,862	$2,616	0.80%
Notes payable	1,126	11	3.88%	21,278	262	4.89%	34,164	443	5.16%
FHLB advances	66,315	117	0.70%	55,418	112	0.80%	89,648	123	0.55%
Total interest-bearing liabilities	1,552,500	2,041	0.52%	1,500,114	2,397	0.63%	1,425,674	3,182	0.89%
Noninterest-bearing deposits	392,955			386,727			318,335
Other liabilities	10,770			9,440			4,807
Total liabilities	1,956,225			1,896,281			1,748,816
Shareholders’ equity	257,583			174,768			118,964
Total liabilities and shareholders’ equity	$2,213,808			$2,071,049			$1,867,780
Net interest income		$24,619			$22,002			$19,672
Net interest spread (1)			4.66%			4.34%			4.20%
Net interest margin (2)			4.78%			4.49%			4.38%

__________

(1) Net interest spread is the average yield on interest earning assets minus the average rate on interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) Interest earned/paid includes accretion of deferred loan fees, premiums and discounts.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	For the Year Ended
	December 31, 2021			December 31, 2020
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate
Assets
Interest-earnings assets:
Investment securities	$31,251	$1,043	3.34%	$14,709	$297	2.02%
Loans, gross	1,646,591	98,886	6.01%	1,433,412	80,791	5.64%
Federal funds sold and other interest-earning assets	267,983	686	0.26%	152,066	1,153	0.76%
Total interest-earning assets	1,945,825	100,615	5.17%	1,600,187	82,241	5.14%
Less allowance for loan losses	(14,198)			(10,506)
Total interest-earning assets, net of allowance	1,931,627			1,589,681
Noninterest-earning assets	132,825			80,686
Total assets	$2,064,452			$1,670,367

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,421,757	$8,526	0.60%	$1,150,723	$12,302	1.07%
Notes payable	22,329	1,091	4.89%	39,793	1,615	4.06%
FHLB advances	56,442	445	0.79%	50,000	443	0.89%
Total interest-bearing liabilities	1,500,528	10,062	0.67%	1,240,516	14,360	1.16%
Noninterest-bearing deposits	383,747			310,357
Other liabilities	9,547			6,661
Total liabilities	1,893,822			1,557,534
Shareholders’ equity	170,630			112,833
Total liabilities and shareholders’ equity	$2,064,452			$1,670,367
Net interest income		$90,553			$67,881
Net interest spread (1)			4.50%			3.98%
Net interest margin (2)			4.65%			4.24%

__________

(1) Net interest spread is the average yield on interest earning assets minus the average rate on interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) Interest earned/paid includes accretion of deferred loan fees, premiums and discounts.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	2021				2020
(Dollars in thousands)	December 31	September 30	June 30	March 31	December 31
Period-end Loan Portfolio:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$383,941	$361,467	$361,217	$359,416	$353,273
Non-farm non-residential non-owner occupied	445,308	345,360	286,533	276,174	277,804
Residential	213,264	179,971	165,890	137,201	140,622
Construction, development & other	320,335	124,548	80,400	85,398	98,207
Farmland	9,934	8,309	6,011	5,164	4,653
Commercial & industrial	611,348	538,551	612,306	792,270	645,928
Consumer	4,001	4,417	4,499	4,627	4,157
Other	80,593	49,771	34,866	32,556	31,448
Total loans	$2,068,724	$1,612,394	$1,551,722	$1,692,806	$1,556,092

Asset Quality:
Nonaccrual loans	$10,030	$11,077	$5,158	$5,761	$7,257
Loans > 90 days and still accruing	278	561	184	1,009	752
Restructured loans--accruing	5,295	5,319	5,924	5,946	4,395
Total nonperforming loans	$15,603	$16,957	$11,266	$12,716	$12,404
Other real estate owned	1,676	1,676	1,686	3,066	3,367
Total nonperforming assets	$17,279	$18,633	$12,952	$15,782	$15,771

QTD Net charge-offs	$2,376	$146	$77	$8	$3,107

Nonaccrual loans:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$1,008	$1,032	$1,058	$1,081	$1,944
Non-farm non-residential non-owner occupied	346	353	365	375	385
Residential	127	133	76	80	85
Construction, development & other	244	251	257	261	264
Farmland	-	-	-	-	-
Commercial & industrial	8,297	9,162	3,227	3,810	4,155
Consumer	-	-	-	-	-
Other	-	-	-	24	-
Purchased credit impaired	8	146	175	130	424
Total nonaccrual loans	$10,030	$11,077	$5,158	$5,761	$7,257

Asset Quality Ratios:
Nonperforming assets to total assets	0.69%	0.89%	0.64%	0.78%	0.84%
Nonperforming loans to total loans	0.75%	1.05%	0.73%	0.75%	0.80%
Allowance for loan losses to total loans	0.93%	0.97%	0.86%	0.80%	0.77%
QTD Net charge-offs to average loans (annualized)	0.53%	0.04%	0.02%	0.00%	0.77%

Third Coast Bancshares, Inc. and Subsidiary

GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

(unaudited)

Our accounting and reporting policies conform to GAAP (generally accepted accounting principles) and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional financial measures discussed in this earnings release as being non-GAAP financial measures. Specifically, we review “Tangible Book Value Per Share and Tangible Common Equity to Tangible Assets Ratio” for internal planning and forecasting purposes. We classify a financial measure as a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP.

The non-GAAP financial measures that we discuss in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this earnings release may differ from that of other companies reporting measures with similar names. It is important to understand how other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

	Three Months Ended
	2021				2020
(Dollars in thousands, except per share data)	December 31	September 30	June 30	March 31	December 31
Tangible Common Equity:
Total shareholders' equity	$299,007	$206,202	$137,821	$128,170	$121,718
Less: Goodwill and core deposit intangibles, net	19,326	19,366	19,407	19,447	19,488
Tangible shareholders' equity	$279,681	$186,836	$118,414	$108,723	$102,230

Common shares outstanding at end of period	13,353,572	9,313,929	6,573,684	6,328,802	6,276,759
Book value per share	$22.39	$22.14	$20.97	$20.25	$19.39
Tangible Book Value Per Share	$20.94	$20.06	$18.01	$17.18	$16.29

Tangible Assets:
Total assets	$2,499,412	$2,082,171	$2,013,300	$2,033,816	$1,867,293
Adjustments: Goodwill and core deposit intangibles, net	19,326	19,366	19,407	19,447	19,488
Tangible assets	$2,480,086	$2,062,805	$1,993,893	$2,014,369	$1,847,805

Total Shareholders' Equity to Total Assets	11.96%	9.90%	6.85%	6.30%	6.52%
Tangible Common Equity to Tangible Assets	11.28%	9.06%	5.94%	5.40%	5.53%